Exhibit 99.1

News

ONEOK and ONEOK Partners Increase 2006 Earnings Guidance;

Provide Quarterly Earnings Guidance for Remainder of 2006

TULSA, Okla. — Sept. 21, 2006 — ONEOK, Inc. (NYSE: OKE) and ONEOK Partners, L.P. (NYSE: OKS) announced today that they are increasing their 2006 earnings guidance and providing earnings guidance for the 2006 third and fourth quarters.

ONEOK, Inc. is increasing its 2006 earnings guidance to the range of $2.50 to $2.60 per diluted share, compared with previous guidance of $2.36 to $2.44 per diluted share. ONEOK, Inc. third-quarter earnings guidance is estimated in a range between $0.15 and $0.19 per diluted share, with fourth-quarter earnings guidance projected in a range of between $0.55 and $0.59 per diluted share. The average number of outstanding shares is now estimated at 113.9 million shares, as a result of the accelerated stock repurchase program completed and announced in August. Previous earnings guidance included an average of 117 million outstanding shares.

ONEOK Partners is increasing its 2006 earnings guidance to the range of $4.77 to $4.90 per unit, compared with previous guidance of $4.43 to $4.69 per unit. ONEOK Partners’ third-quarter earnings guidance is estimated in a range between $0.89 and $0.99 per unit, with fourth-quarter earnings guidance projected in a range between $0.72 and $0.82 per unit. As a result, distributable cash flow for 2006 is expected to be in the range of $353 million to $363 million, or $4.32 to $4.46 per unit.

“ONEOK Partners will benefit from stronger than expected performance in its gathering and processing, and pipelines and storage segments,” said David Kyle, chairman, president and CEO of ONEOK, Inc. and chairman and CEO of ONEOK Partners.

Continued strong NGL prices and processing spreads in the gathering and processing segment and higher throughput and realized rates in the pipelines and storage segment are expected to benefit ONEOK Partners’ second half 2006 performance.

“ONEOK will benefit from the higher anticipated results from the partnership, as well as stronger results in ONEOK’s energy services segment,” Kyle added. “As a result, we are increasing our earnings guidance for both ONEOK and ONEOK Partners.”

ONEOK and ONEOK Partners Increase 2006 Guidance;

Provide Quarterly Guidance for Remainder of 2006

ONEOK, Inc.’s energy services segment is increasing its earnings guidance primarily due to higher than anticipated third-quarter margins generated from higher transportation basis spreads. The updated earnings guidance for energy services does not include any financial trading margin for the second half of 2006.

Attachments I and II provide additional detail on ONEOK’s and ONEOK Partners’ updated guidance. Attachment III provides a consolidating income statement for updated 2006 guidance.

ONEOK, Inc. (NYSE: OKE) is a diversified energy company. We are the general partner and own 45.7 percent of ONEOK Partners, L.P. (NYSE: OKS), one of the largest publicly traded limited partnerships, which is a leader in the gathering, processing, storage and transportation of natural gas in the U.S. and owns one of the nation’s premier natural gas liquids (NGL) systems, connecting much of the natural gas and NGL supply in the Mid-Continent with key market centers. ONEOK is among the largest natural gas distributors in the United States, serving more than 2 million customers in Oklahoma, Kansas and Texas. Our energy services operation focuses primarily on marketing natural gas and related services throughout the U.S. ONEOK is a Fortune 500 company.

ONEOK Partners, L.P. (NYSE: OKS) is one of the largest publicly traded limited partnerships, and is a leader in the gathering, processing, storage and transportation of natural gas in the U.S. and owns one of the nation’s premier natural gas liquids (NGL) systems, connecting much of the natural gas and NGL supply in the Mid-Continent with key market centers. Its general partner is ONEOK, Inc. (NYSE: OKE), a diversified energy company, which owns 45.7 percent of the overall partnership interest. ONEOK is one of the largest natural gas distributors in the United States, and its energy services operation focuses primarily on marketing natural gas and related services throughout the U.S. OKE-FG OKS-FG

For more information, visit the Web sites at www.oneokpartners.com or www.oneok.com.

Some of the statements contained and incorporated in this news release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements relate to: anticipated financial performance; management’s plans and objectives for future operations; business prospects; outcome of regulatory and legal proceedings; market conditions and other matters. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements in certain circumstances. The following discussion is intended to identify important factors that could cause future outcomes to differ materially from those set forth in the forward-looking statements.

Forward-looking statements include the items identified in the preceding paragraph, the information concerning possible or assumed future results of our operations and other statements contained or incorporated in this news release identified by words such as “anticipate,” “plan,” “estimate,” “expect,” “forecast,” “intend,” “believe,” “projection” or “goal.”

You should not place undue reliance on forward-looking statements. Known and unknown risks, uncertainties and other factors may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by forward-looking statements. Those factors may affect our operations, markets, products, services and prices. In addition to any assumptions and other factors referred to specifically in connection with the forward-looking statements, factors that could cause our actual results to differ materially from those contemplated in any forward-looking statement include, among others, the following:

•	actions by rating agencies concerning the credit ratings of ONEOK and ONEOK Partners;

•	the effects of weather and other natural phenomena on our operations, including energy sales and prices and demand for pipeline capacity;

ONEOK and ONEOK Partners Increase 2006 Guidance;

Provide Quarterly Guidance for Remainder of 2006

•	competition from other U.S. and Canadian energy suppliers and transporters as well as alternative forms of energy;

•	the capital intensive nature of our businesses;

•	the profitability of assets or businesses acquired by us;

•	risks of marketing, trading and hedging activities, including the risks of changes in energy prices or the financial condition of our counterparties;

•	economic climate and growth in the geographic areas in which we do business;

•	the risk of a significant slowdown in growth or decline in the U.S. economy or the risk of delay in growth recovery in the U.S. economy;

•	the uncertainty of estimates, including accruals and costs of environmental remediation;

•	the timing and extent of changes in commodity prices for natural gas, NGLs, electricity and crude oil;

•	the effects of changes in governmental policies and regulatory actions, including changes with respect to income taxes, environmental compliance, and authorized rates or recovery of gas and gas transportation costs;

•	the impact of recently issued and future accounting pronouncements and other changes in accounting policies;

•	the possibility of future terrorist attacks or the possibility or occurrence of an outbreak of, or changes in, hostilities or changes in the political conditions in the Middle East and elsewhere;

•	the risk of increased costs for insurance premiums, security or other items as a consequence of terrorist attacks;

•	the impact of unforeseen changes in interest rates, equity markets, inflation rates, economic recession and other external factors over which we have no control, including the effect on pension expense and funding resulting from changes in stock and bond market returns;

•	risks associated with pending or possible acquisitions and dispositions, including our ability to finance or integrate any such acquisitions and any regulatory delay or conditions imposed by regulatory bodies in connection with any such acquisitions and dispositions;

•	the results of administrative proceedings and litigation, and regulatory actions including receipt of expected regulatory clearances involving the Oklahoma Corporation Commission, KCC, Texas regulatory authorities or any other local, state or federal regulatory body, including the FERC;

•	our ability to access capital at competitive rates or on terms acceptable to us;

•	risks associated with adequate supply to our gas gathering and processing, fractionation and pipeline facilities, including production declines which outpace new drilling;

•	the risk that material weaknesses or significant deficiencies in our internal controls over financial reporting could emerge or that minor problems could become significant;

•	the impact of the outcome of pending and future litigation;

•	the possible loss of gas distribution franchises or other adverse effects caused by the actions of municipalities;

•	the impact of unsold pipeline capacity being greater or less than expected;

•	the ability to market pipeline capacity on favorable terms, including the affects of:

•	future demand for and prices of natural gas;

•	competitive conditions in the overall natural gas and electricity markets;

•	availability of supplies of Canadian and United States natural gas;

•	availability of additional storage capacity;

•	weather conditions; and

•	competitive developments by Canadian and U.S. natural gas transmission peers;

•	orders by the FERC which are significantly different than our assumptions related to ONEOK Partner’s November 2005 rate case;

•	performance of contractual obligations by our customers and shippers;

•	the ability to recover operating costs and amounts equivalent to income taxes, costs of property, plant and equipment and regulatory assets in our state and FERC regulated rates;

•	timely receipt of required regulatory clearances for construction and operation of the Midwestern Gas Transmission Eastern Extension Project;

•	our ability to acquire all necessary pipeline rights-of-way and obtain agreements for interconnects in a timely manner;

•	our ability to promptly obtain all necessary materials and supplies required for construction of gathering, processing and transportation facilities;

ONEOK and ONEOK Partners Increase 2006 Guidance;

Provide Quarterly Guidance for Remainder of 2006

•	the composition and quality of the natural gas we gather and process in our plants and transport on our pipelines;

•	the efficiency of our plants in processing natural gas and extracting natural gas liquids;

•	renewal of our coal slurry pipeline transportation contract under reasonable terms and our success in completing the necessary rebuilding of the coal slurry pipeline;

•	the impact of potential impairment charges;

•	developments in the December 2, 2001 filing by Enron of a voluntary petition for bankruptcy protection under Chapter 11 of the United States Bankruptcy Code affecting our settled claims;

•	our ability to control operating costs;

•	the risk inherent in the use of information systems in our respective businesses, implementation of new software and hardware, and the impact on the timeliness of information for financial reporting;

•	acts of nature, sabotage, terrorism or other similar acts causing damage to our facilities or our suppliers’ or shippers’ facilities; and

•	the risk factors listed in the reports we have filed and may file with the Securities and Exchange Commission.

Other factors and assumptions not identified above were also involved in the making of the forward-looking statements. The failure of those assumptions to be realized, as well as other factors, may also cause actual results to differ materially from those projected. We have no obligation and make no undertaking to update publicly or revise any forward-looking information.

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ONEOK and ONEOK Partners Increase 2006 Guidance;

Provide Quarterly Guidance for Remainder of 2006

ONEOK, Inc. and Subsidiaries	Attachment I
EARNINGS GUIDANCE*

	Year Ending December 31, 2006
(In Millions, except per share data)	Previous 2006 Guidance	Updated 2006 Guidance	Change
Operating Income
Distribution	$122	$122	$—
Energy Services	195	205	10
ONEOK Partners	363	384	21
Gain on sale of assets	114	114	—
Other	3	3	—

Operating income	797	828	31
Other income/expense	94	102	8
Minority interest	(208)	(215)	(7)
Interest expense	(224)	(240)	(16)
Income taxes	(178)	(184)	(6)

Net Income	$281	$291	$10

Diluted Earnings Per Share of Common Stock	$2.40	$2.55	$0.15

Average Shares of Common Stock - Diluted	117.0	113.9	(3.1)

	Previous Guidance	Updated 2006 Guidance
		Q1	Q2	Q3	Q4	12 Months
Diluted Earnings Per Share of Common Stock	$2.40	$1.17	$0.65	$0.17	$0.57	$2.55

(In Millions)	Previous 2006 Guidance	Updated 2006 Guidance	Change
Capital Expenditures
Distribution	$148	$148	$—
Energy Services	—	—	—
ONEOK Partners	293	293	—
Other	3	3	—

Total Capital Expenditures	$444	$444	$—

Cash Flow from Operations before Change in Working Capital	$701	$724	$23
Less Dividends	138	135	(3)
Less Distributions to Minority Interests	164	164	—
Less Capital Expenditures	444	444	—

Surplus	$(45)	$(19)	$26

*	Amounts shown are midpoints of ranges provided

ONEOK and ONEOK Partners Increase 2006 Guidance;

Provide Quarterly Guidance for Remainder of 2006

ONEOK Partners, L.P. and Subsidiaries	Attachment II
EARNINGS GUIDANCE *

	Year Ending December 31, 2006
(In Millions, except per unit amounts)	Previous 2006 Guidance	Updated 2006 Guidance	Change
Operating Income
Gathering and Processing	$160	$176	$16
Interstate Pipelines	44	45	1
Pipelines and Storage	95	105	10
Natural Gas Liquids	89	84	(5)
Coal Slurry and Other	(25)	(26)	(1)
Gain on sale of assets	114	114	—

Operating Income	477	498	21

Equity earnings from investments	94	94	—
Other income (expense)	(3)	(3)	—
Interest expense	(134)	(135)	(1)
Income taxes	(26)	(26)	—

Net Income	$408	$428	$20

Net Income	$408	$428	$20
Income allocated to ONEOK related to partial year ownership	(36)	(36)	—
Income allocated to general partner	(35)	(35)	—

Limited Partners’ Interest in Net Income	$337	$357	$20

Net Income Per Unit	$4.56	$4.84	$0.28

Average Units Outstanding	73.8	73.8	—

	Previous Guidance	Updated 2006 Guidance
		Q1	Q2	Q3	Q4	12 Months
Net Income Per Unit	$4.56	$0.67	$2.22	$0.94	$0.77	$4.84

	Previous 2006 Guidance	Updated 2006 Guidance	Change
Reconciliation of Net Income to EBITDA
Net income	$408	$428	$20
Minority interest	2	2	—
Interest expense, net	134	135	1
Depreciation and amortization	123	123	—
Income taxes	26	26	—
AFUDC	—	—	—

EBITDA	$693	$714	$21

Reconciliation of EBITDA to Distributable Cash Flow
EBITDA	$693	$714	$21
Gain on sale of assets	(114)	(114)	—
Interest expense, net	(134)	(135)	(1)
Maintenance capital	(61)	(59)	2
Distributions to minority interest	—	—	—
Equity earnings from investments	(94)	(94)	—
Distributions received from equity investments	118	118	—
Distributable cash flow to ONEOK for partial year ownership	(86)	(86)	—
Current income tax expense and other	14	14	—

Distributable Cash Flow	$336	$358	$22

Distributable Cash Flow per Unit	$4.09	$4.39	$0.30

*	Amounts shown are midpoints of ranges provided

ONEOK and ONEOK Partners Increase 2006 Guidance;

Provide Quarterly Guidance for Remainder of 2006

ONEOK, Inc. and Subsidiaries	Attachment III
Consolidating Income Statement
Year Ending December 31, 2006

(In millions)	ONEOK	ONEOK Partners	Consolidating Entries	Consolidated
Operating Income -
Distribution	$122	$—	$—	$122
Energy Services	205	—	—	205
ONEOK Partners	—	384	—	384
Gain on sale of assets	—	114	—	114
Other	3	—	—	3

Operating Income	330	498	—	828

Equity in earnings of ONEOK Partners	242	—	(242)	—
Other income (expense)	8	94	—	102
Minority interest	—	(3)	(212)	(215)
Interest expense	(105)	(135)	—	(240)
Income Taxes	(184)	(26)	26	(184)

Net Income	$291	$428	$(428)	$291